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                                                                Exhibit 10.4

                           EXECUTIVE EMPLOYMENT AGREEMENT


     AGREEMENT dated July __, 1998 between HealthDrive Corporation, a Delaware corporation with its principal executive offices located at 25 Needham Street, Newton, Massachusetts 02161-1615 (the "COMPANY"), and Michael R. Kaplan, an individual residing at 80 Bourne Street, Newton, Massachusetts 02166 (the "EMPLOYEE").

     1. EMPLOYMENT. The Company agrees to employ the Employee as Chief Financial Officer and Vice President of Finance, rendering the services and performing the duties prescribed by the Company's Board of Directors. The Employee agrees, while employed hereunder, to perform his duties faithfully and to the best of his ability. The Employee shall be employed at the Company's offices in Newton, Massachusetts, and his principal duties shall be performed primarily in Boston, Massachusetts, except for business trips reasonable in number and duration.

     2. TERM. The employment of the Employee hereunder shall begin on the date hereof and shall continue through the earlier of (a) July 1, 2001 or (b) the occurrence of a Termination Date, as defined in Section 5 (the "TERM"), PROVIDED, HOWEVER, that the Term shall automatically be extended for successive additional three-year periods (subject to the occurrence of a Termination Date) after July 1, 2001 unless the Company or the Employee gives notice to the other at least one year prior to the scheduled termination of its or his intention not to renew the Term.

     3.   COMPENSATION.

          3.1. As compensation for the Employee's services during the Term, the Company shall pay the Employee an annual base salary at the rate of $130,000 per year, payable in accordance with the Company's standard payroll procedures. Prior to the end of each year during the Term, the Compensation Committee of the Board of Directors of the Company (the "COMPENSATION COMMITTEE") shall consider the performance of the Employee, his contribution to the success of the Company, and such other factors as its members shall deem appropriate and shall fix an annual base salary to be paid to the Employee during the ensuing year.

          3.2. Notwithstanding the foregoing, the Employee's annual base salary for any year during the Term shall in no event be less than his annual base salary for the prior year multiplied by 105% or, if greater, his annual base salary for the prior year adjusted to reflect the increase in the cost of living over such prior year.

          3.3. The Employee shall be eligible for a cash bonus at the discretion of the Compensation Committee, to be awarded upon the achievement of reasonable performance goals established by the Compensation Committee, after consultation with the Employee, at the beginning of each year during the Term.

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          3.4. If the Employee is prevented by disability, for a period of six consecutive months, from continuing fully to perform his obligations hereunder, the Employee shall perform his obligations hereunder to the extent he is able and, after the expiration of such six month period, the Company may reduce his annual base salary during the continuation of such disability to reflect the extent of the disability; provided that in no event may such rate, when added to payments received by him under any disability or qualified retirement or pension plan to which the Company contributes or has contributed, be less than 80% of the annual base salary of the Employee in effect at the time that such disability commenced. If there should be a dispute about the Employee's disability, disability shall be determined by the Board of Directors of the Company based upon a report from a physician who shall have examined the Employee. If the Employee claims disability, the Employee agrees to submit to a physical examination at any reasonable time or times by a qualified physician designated by the Board of Directors and reasonably acceptable to the Employee.

     4. EMPLOYEE BENEFITS. The Employee shall be entitled to participate in all "employee pension benefit plans," all "employee welfare benefit plans" (each as defined in the Employee Retirement Income Security Act of 1974) and all pay practices and other compensation arrangements maintained by the Company, on a basis at least as advantageous to the Employee as the basis on which other similarly situated executive employees of the Company are eligible to participate and on a basis at least as advantageous to the Employee as the basis on which he participates therein on the date hereof. Without limiting the generality of the foregoing, the Employee shall be entitled to the following employee benefits (collectively, with the benefits contemplated by this Section 4, the "BENEFITS"):

          4.1. The Employee and the Employee's dependents shall be covered by medical insurance comparable in scope to the coverage afforded on the date hereof, PROVIDED, that the Company shall pay the full amount of any premiums to be paid with respect to such insurance.

          4.2. The Employee shall be eligible each year during the Term to receive stock options under a stock option plan maintained by the Company for such numbers of shares and upon such terms and conditions as determined by the Compensation Committee. If the Company no longer has a class of stock publicly-traded by reason of a Change in Control of the Company, as defined in Section 5.2, the Company's obligation under this Section 4.2 will be satisfied through options granted by the issuer with public stock then in control of the Company.

          4.3. The Company shall reimburse the Employee from time to time for the reasonable expenses incurred by the Employee in connection with the performance of his obligations hereunder.


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          4.4. The Employee shall be entitled to legal holidays and to annual paid vacation in accordance with the Company's holiday and vacation policy in effect on the date hereof.

          4.5. The Employee shall be entitled to the personal use of a leased automobile, and the reimbursement of all maintenance expenses incurred by the Employee, during the Term under the practice in effect on the date hereof.

Notwithstanding the foregoing, the Company may from time to time change or substitute a plan or program under which one or more of the Benefits are provided to the Employee.

     5.   TERMINATION DATE; CONSEQUENCES FOR COMPENSATION AND BENEFITS

          5.1. DEFINITION OF TERMINATION DATE. The first to occur of the following events shall be the "TERMINATION DATE":

               5.1.1. The date on which the Employee becomes entitled to receive long-term or short-term disability payments by reason of total and permanent disability;

               5.1.2.  The Employee's death;

               5.1.3. Voluntary resignation ("RESIGNATION WITH REASON") after one of the following events shall have occurred, which event shall be specified to the Company by the Employee at the time of resignation:
          (i) material reduction in the responsibility, authority, power or duty of the Employee, (ii) a material breach by the Company of any provision of this Agreement, which breach continues for 30 days following notice by the Employee to the Company setting forth the nature of the breach; (iii) the Company relocates its principal executive offices more than 25 miles from Newton, Massachusetts; or
          (iv) a Change of Control shall have occurred;

               5.1.4. Voluntary resignation not accompanied by a notice of reason described in Section 5.1.3 ("GENERAL RESIGNATION");

               5.1.5.  Discharge of the Employee by the Company ("DISCHARGE
          FOR CAUSE") after one of the following events shall have occurred, which event shall be specified to the Employee by the Company at the time of discharge: (i) conviction of the Employee of or the entry of a plea of guilty or nolo contendere by the Employee of any felony involving moral turpitude; or (ii) any material breach of any term of this Agreement by the Employee which is not cured within 30 days after written notice from the Chief Executive Officer of the Company to the Employee setting forth the nature of the breach; and


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               5.1.6.  Discharge of the Employee by the Company not
          accompanied by a notice of cause described in Section 5.1.5 ("GENERAL DISCHARGE").

               5.2. CONSEQUENCES FOR COMPENSATION AND BENEFITS. If the Termination Date occurs by reason of disability, death, General Resignation or Discharge for Cause, the Company shall pay compensation to the Employee through the Termination Date and shall pay to the Employee all Benefits accrued through the Termination Date, payable in accordance with the respective terms of the plans, practices and arrangements under which the Benefits were accrued. If the Termination Date occurs by reason of General Discharge or Resignation with Reason, (a) all stock options held by the Employee shall become immediately exercisable and shall remain exercisable for 30 days after the Termination Date, (b) the Company shall continue the health coverage contemplated by Section 4.1 through the date that falls on the later of July 1, 2001 or the six month anniversary of the Termination Date, (c) the Company shall engage for the Employee, at the Company's expense, outplacement services appropriate to the Employee's position, for up to twelve months after the Termination Date, and (d) the Employee shall be entitled to receive, within 60 days after the Termination Date, the amount equal to the sum of (i) the Employee's annual base salary at the Termination Date PLUS (ii) the maximum target bonus established by the Compensation Committee for the year in which the Termination Date occurs.

               A Change in Control of the Company shall be deemed to have occurred for purposes of this Agreement upon the first to occur of the date when (a) persons who were Directors of the Company on July 1, 1998 no longer constitute a majority of the Board of Directors of the Company or
     (b) a person "beneficially owns" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Directors of the Company. If the payments made pursuant to this Section 5.2 give rise to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the Company shall also pay to the Employee or directly to the Internal Revenue Service in a timely fashion an amount sufficient, after federal and state income taxes, to pay the excise tax so payable and all directly related interest and penalties (whether reported initially or subsequently assessed). In the event of a dispute between the Company and the Employee with respect to the amount contemplated by the preceding sentence, the matter shall be determined (at the Company's expense) by an independent nationally-recognized accounting firm reasonably acceptable to both parties; provided, however, that the Employee shall cooperate with the Company in his tax reporting position and any defense thereof (which the Company shall control) in order to minimize the amount of such payments to the extent the Company has a reasonable legal basis therefor.


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          5.3. LIQUIDATED DAMAGES; NO DUTY TO MITIGATE DAMAGES.  The amounts payable pursuant to Section 5.2 shall be deemed liquidated damages for the early termination of this Agreement and shall be paid to the Employee regardless of any income the Employee may receive from any other employer, and the Employee shall have no duty of any kind to seek employment from any other employer during the balance of the Term.

     6. INDEMNIFICATION. The Company shall indemnify the Employee against all loss, cost, liability and expense arising from the Employee's service to the Company or any affiliate, whether as officer, director, employee, fiduciary of any employee benefit plan or otherwise, upon terms at least as favorable to the Employee as those provided by the Amended and Restated Certificate of Incorporation and By-laws of the Company in effect on the date hereof.

     7. CONFIDENTIAL INFORMATION. Unless the Employee shall first secure consent of the Company, the Employee shall not disclose or use, either during or after the Term, any secret or confidential information of the Company or any affiliate, whether or not developed by the Employee, except as required by his duties to the Company or the affiliate.

     8. ARBITRATION. In the event that any party hereto has any claim hereunder, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American Arbitration Association. Any such arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Employee, one of whom shall be selected by the Company and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators.

     9. NOTICES. Whenever under this Agreement any notice is to be given by the Company to the Employee, it shall be delivered to the Employee at the address set forth in the first paragraph hereof, or at such other address as the Employee shall specify to the Company in writing prior to the delivery of such notice. Whenever under this Agreement any notice is to be given by the Employee to the Company, it shall be delivered to the Company at the address set forth in the first paragraph hereof, or at such other address as the Company shall specify to the Employee in writing prior to the delivery of such notice.

     10. GOVERNING LAW. This Agreement shall be deemed a contract made and performed in the Commonwealth of Massachusetts, and shall be governed by the laws of the Commonwealth of Massachusetts.

     11. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties, supersedes all prior agreements between the Company and the Employee with respect to his employment by the Company and the consequences of a termination of such



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employment, and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

     12. BINDING OBLIGATIONS. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Employee and his personal representatives.

     13. ASSIGNABILITY. Neither this Agreement nor any benefits payable to the Employee hereunder shall be assigned, pledged, anticipated, or otherwise alienated by the Employee, or subject to attachment or other legal process by any creditor of the Employee, and notwithstanding any attempted assignment, pledge, anticipation, alienation, attachment, or other legal process, any benefit payable to the Employee hereunder shall be paid only to the Employee or his estate.



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     IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Employee have signed and sealed this Agreement as of the date first written above.

                                   HEALTHDRIVE CORPORATION


                                   By:
                                        --------------------------
                                   Its: Chief Executive Officer




                                   By:
                                        --------------------------
                                        Michael R. Kaplan


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